UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2016

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2016, the Registrant’s Board of Directors approved amendments to the By-Laws of the Registrant primarily to implement proxy access.  Article II, Section 9(c) has been added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Registrant’s outstanding common stock continuously for at least three years to nominate and include in the Registrant’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors, provided that the stockholders and the nominees satisfy the requirements specified in the By-Laws.

The By-Laws were also amended to make certain refinements and conforming changes to the advance notice provisions for stockholder nominations, contained in Article II, Section 9(a)-(b), and the requirements for stockholder business at an annual meeting, contained in Article II, Section 10. Other technical and administrative changes were also approved by the Board of Directors.

The foregoing description of the Registrant’s By-Laws is qualified in all respects by reference to the text of the By-Laws, which are attached hereto as Exhibit 3 and incorporated herein by reference.

ITEM 9.01. Exhibits

Designation of Exhibit in this Report	Description of Exhibit

3	Texas Instruments Incorporated By-laws, as amended on December 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: December 12, 2016	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel